UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2014

Resource America, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-4408	72-0654145
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Crescent Drive, Suite 203, Navy Yard Corporate Center Philadelphia, PA		19112
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: 215-546-5005

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2014, Resource America, Inc. (the “Company”) entered into an amended and restated employment agreement with Thomas C. Elliott, its Senior Vice President and Chief Financial Officer (the “Amended Agreement”), amending and restating his employment agreement dated as of December 29, 2008. The Amended Agreement recognizes and formalizes Mr. Elliott’s position as Chief Financial Officer, a position that he has held with the Company since 2009, and confirms Mr. Elliott’s base salary at $350,000 per year, which has been his base salary since 2011. The Amended Agreement also provides for payments of 1 year’s base compensation, incentive compensation and benefits upon Mr. Elliott’s termination by the Company other than for cause, death or disability, or by Mr. Elliott for good reason, and provides for payments of 2 years’ base compensation, incentive compensation and benefits upon a termination of Mr. Elliott following a change of control. The description of the Amended Agreement in this Form 8-K is qualified in its entirety by reference to the Amended Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCE AMERICA, INC.

Date: February 11, 2014	/s/ Michael S. Yecies
Michael S. Yecies
Senior Vice President, Chief Legal Officer & Secretary